UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 15, 2007

PLIANT CORPORATION
(Exact name of company as specified in its charter)

Delaware	333-40067	43-2107725
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification Number)

1475 Woodfield Road, Suite 700
Schaumburg, IL 60173
(Address of principal executive offices) (Zip Code)

(847) 969-3300
(Company’s telephone number, including area code)

N.A.
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                            Written communications pursuant to Rule 425 under the Securities Act

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01. REGULATION FD DISCLOSURE.

As previously announced, we will hold a conference call to discuss our operating results for the three and six months ended June 30, 2007 and to answer questions about the business. The call will take place at 2:00 p.m. Eastern Standard Time on Wednesday, August 15, 2007. Our press release containing information on how to access the conference call is set forth as Exhibit 99.1 to this Report.

As part of the conference call, Harold Bevis, President and Chief Executive Officer of Pliant, will read from a press release to Pliant’s customers, investors and employees regarding the company’s business and first half earnings and present additional explanatory materials. This press release is set forth as Exhibit 99.2 to this Report and the additional materials are set forth as Exhibit 99.3 to this Report.

In addition to the financial results reported in our Form 10-Q, the press release includes, and our management will discuss, certain non-GAAP financial information related to the three and six months ended June 30, 2007, including certain quarterly segment profit amounts. The information required by Regulation G under the Securities Exchange Act of 1934 with respect to these amounts is included on Exhibit 99.4 to this Report.

The information in this Item 7.01 of Form 8-K (including Exhibit 99.2) is “furnished” and not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 9, 2007.
99.2	Press Release dated August 15, 2007.
99.3	Second Quarter 2007 Business Update.
99.4	Pliant Corporation Reconciliation of Loss from Continuing Operations Before Income Taxes and EBITDA(R)/Segment Profit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PLIANT CORPORATION

Date: August 15, 2007	By: /s/ Joseph Kwederis
Joseph Kwederis
Senior Vice President and Chief Financial
Officer